Contact:

Arthur F. Birmingham
Peapack-Gladstone Financial Corporation
T:  908-719-4308


                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
                          REPORTS FIRST QUARTER RESULTS

GLADSTONE, N.J.--(BUSINESS WIRE)--April 27, 2004 - Peapack-Gladstone Financial Corporation (AMEX:PGC) reported net income of $3.3 million for the quarter ended March 31, 2004, marginally higher when compared to the same quarter last year. Net income per diluted share also remained constant at $0.43 for the first quarters of 2004 and 2003. Annualized return on average assets ("ROA") was 1.38 percent and annualized return on average equity ("ROE") was 15.14 percent for the first quarter of 2004.

     Frank A. Kissel, Chairman and CEO, stated, "For the first quarter of 2004, our net interest income increased 5.6 percent when compared to the first quarter of 2003. We believe that this improvement is due to our commitment to managing our interest rate risk during this low rate environment and keeping to our business plan." Mr. Kissel continued, "Loan demand continues to improve, rising over 7 percent and deposit growth also remains strong, growing over 6 percent over last year's levels. The market value of trust assets under management by PGB Trust and Investments grew to $1.5 billion, an increase of over 19 percent over the levels at March 31, 2003. This summer, we expect to open new branches in Oldwick and Morristown. We expect continued growth in deposits, loans and our Trust business as a result of these new branches."

EARNINGS

Net Interest Income

     In the first quarter of 2004, net interest income, on a tax-equivalent basis, was $8.6 million, an increase of $508 thousand or 6.3 percent over the same period last year and an increase of $243 thousand or 2.9 percent over the fourth quarter of 2003. On a fully tax-equivalent basis, net interest margin for the first quarter was 3.81 percent as compared to 3.96 percent for the same quarter last year and 3.43 percent in the fourth quarter of 2003.

     Average earning assets in the first quarter of 2004 increased 10.4 percent to $899.0 million from $814.3 million in the first quarter of 2003. The yield on interest earnings assets declined 50 basis points to 4.77 percent in the first quarter of 2004 from 5.27 percent in the first quarter of 2003.

     The growth in earnings assets during the first quarter of 2004 was primarily in the investment securities and loan portfolios. Average investment securities rose $58.5 million or 14.5 percent while average loans rose $25.0 million or 6.2 percent.

     Total average deposits for the first quarter of 2004 grew $51.4 million or
6.7 percent to $821.0 million from $769.6 million for the first quarter of 2003. Total average borrowings increased from $8.4 million in the first quarter of 2003 to $36.5 million in the first quarter 2004 as the Corporation extended the maturities of borrowings and matched them with lower yielding fixed rate loans to attempt to reduce interest rate risk if interest rates begin to rise. The cost of funds fell to 1.01 percent in the first quarter of 2004 as compared to 1.38 percent in the first quarter of 2003.

Other Income

     For the quarter ended March 31, 2004, total non-interest income was $2.6 million as compared to $2.5 million for the quarter ended March 31, 2003, an increase of $138 thousand or 5.6 percent. Net gains on the sales of securities were $193 thousand in the first quarter of 2004 as compared to $273 thousand in the first quarter of 2003, a decline of $80 thousand. Year to date March 31, 2004, PGB Trust and Investments generated trust fee income of $1.7 million, an increase of $240 thousand or 16.6 percent, over the $1.4 million recorded for the same period in 2003.

Other Expense

     Other expenses totaled $6.0 million for the first quarter of 2004, an increase of $631 thousand or 11.7 percent over the $5.4 million reported for the same quarter of 2003. This increase is due to higher salaries and benefits and premises and equipment costs. Increased salaries and benefits expenses can be attributed to additions to the professional staff, salary adjustments to attract and retain highly qualified employees and higher health insurance and pension costs. Higher premises and equipment costs relate to costs associated with new branch locations and a new operations center. The investment in the new operations center expands the Corporation's technological capacity for future growth.

ASSET QUALITY

     Non-performing loans totaled $153 thousand or 0.04 percent of total loans at March 31, 2004 as compared to $188 thousand or 0.05 percent at March 31, 2003. The allowance for loan losses was $5.6 million or 1.29 percent of total loans at March 31, 2004 as compared to $5.0 million or 1.25 percent of total loans at March 31, 2003. For the first quarter of 2003, net chargeoffs were $55 thousand as compared to net recoveries of $35 thousand during the first quarter of 2003.

CAPITAL

     At March 31, 2004, shareholders' equity totaled $89.3 million as compared with $79.4 million at March 31, 2003, an increase of $9.9 million or 12.5 percent. The Corporation's leverage ratio, tier 1 and total risk based capital ratios at March 31, 2004 were 8.89 percent, 20.71 percent and 22.07 percent, respectively.

     Peapack-Gladstone Financial Corporation, headquartered in Peapack-Gladstone, New Jersey, and listed on the American Stock Exchange under the symbol "PGC", is the holding company for the Peapack-Gladstone Bank. Peapack-Gladstone Bank, a community bank, was established in 1921, and has 17 branches in Somerset, Hunterdon and Morris Counties. Its Trust Division, PGB Trust and Investments, with $1.5 billion in assets at market value under management at March 31, 2004, operates at the Bank's main office located at 190 Main Street in Gladstone, New Jersey, and the Chatham Office located at 311 Main Street, Chatham, New Jersey. To learn more about Peapack

-Gladstone Financial Corporation and its services please visit our web site at

www.pgbank.com or call 908-234-0700.
--------------

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's view of future interest income and net loans, management's confidence and strategies and management's expectations about new and existing programs and products, relationships, opportunities and market conditions. These statements may be identified by such forward-looking terminology as "expect", "look", "believe", "anticipate", "may", "will", or similar statements or variations of such terms. Actual results may differ materially from such forward-looking statements. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, an unexpected decline in the direction of the economy in New Jersey, an unexpected decline or no increase in interest rates, continued unexpected loan prepayment volume, a decline in levels of loan quality and origination volume and a decline in the volume of increase in trust assets or deposits. Peapack-Gladstone assumes no obligation for updating any such forward-looking statements at any time.



                               (Tables to Follow)

                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
                      SELECTED CONSOLIDATED FINANCIAL DATA
                                    UNAUDITED
                (Dollars in Thousands, Except Per Share Amounts)

                                                   At or For The Three Months
                                                            Ended
                                                           March 31,
                                                    2004                2003
                                                    ----                ----
Income Statement Data:
Interest Income                                  $    10,522        $    10,602
Interest Expense                                       2,159              2,684
                                                 -----------        -----------
Net Interest Income                                    8,363              7,918
Provision For Loan Losses                                150                150
Net Interest Income After
                                                 -----------        -----------
     Provision For Loan Losses                         8,213              7,768
Other Income                                             744                766
Securities Gains                                         193                273
Trust Fees                                             1,683              1,443
Other Expenses                                         6,039              5,408
                                                 -----------        -----------
Income Before Income Taxes                             4,794              4,842
Income Tax Expense                                     1,513              1,582
                                                 -----------        -----------
Net Income                                       $     3,281        $     3,260
                                                 ===========        ===========

Balance Sheet Data:
Total Assets                                     $   974,679        $   897,280
Federal Funds Sold                                    24,592             13,928
Short-Term Investments                                   721                698
Securities Held To Maturity                           94,883            162,912
Securities Available For Sale                        366,155            263,172
Loans                                                429,636            400,063
Allowance For Loan Losses                              5,562              4,983
Deposits                                             846,805            797,495
Borrowings                                            29,627             11,000
Shareholders' Equity                                  89,302             79,395

Trust Department Assets
     (Book Value, Not
        Included Above)                          $ 1,139,188        $ 1,018,924

Average Balance Sheet Data:
Total Assets                                     $   951,597        $   864,843
Earning Assets                                       898,975            814,344
Loans, net                                           420,898            396,591
Interest-Bearing Deposits                            672,155            645,677
Demand Deposits                                      148,884            123,946
Borrowings                                            36,495              8,368
Shareholders' Equity                                  86,705             78,351

Performance Ratios:
Return on Average Assets                                1.38%              1.51%
Return on Average Equity                               15.14              16.64

Net Interest Margin
    (Taxable Equivalent Basis)                          3.81%              3.96%

Asset Quality:
Loans past due over 90 days
     And Still Accruing                          $        52        $        15
Non-Accrual Loans                                        101                173
Net (Charge-Offs)/Recoveries                             (55)                35
Allowance For Loan Losses
    To Total Loans                                      1.29%              1.25%

Per Share Data:
Earnings Per Share (Basic)                       $      0.44        $      0.44
Earnings Per Share (Diluted)                            0.43               0.43
Book Value Per Share                                   12.01              10.76
Dividends Per Share                                     0.10               0.09

Capital Adequacy:
Tier I Leverage                                         8.89%              8.62%
Tier I Capital to Risk-Weighted
    Assets                                             20.71              20.04
Tier I & II Capital to
    Risk-Weighted Assets                               22.07              21.38

                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
                              AVERAGE BALANCE SHEET
                                    UNAUDITED
                  (Tax-Equivalent Basis, Dollars in Thousands)

                                        March 31, 2004                                 March 31, 2003
                                   Average          Income/                     Average        Income/
                                   Balance          Expense           Yield     Balance        Expense          Yield
                                   -------          -------           -----     -------        -------          -----
ASSETS:

Interest-Earning Assets:
   Investments:
     Taxable                      $ 424,362        $   4,059           3.83%   $ 381,409      $   3,836         4.02%
     Tax-Exempt (1)                  37,155              488           5.25%      21,654            328         6.09%
   Loans (1) (2)                    426,423            6,145           5.76%     401,467          6,543         6.52%
   Federal Funds Sold                 6,794               16           0.95%       9,249             28         1.23%
   Interest-Earning Deposits          4,240               11           1.07%         567              1         1.02%
   Total Interest-Earning
                                  ---------        ------------------------    ---------      ----------------------
     Assets                         898,974        $  10,719           4.77%     814,346      $  10,736         5.27%
                                  ---------        ------------------------    ---------      ----------------------
Noninterest-Earning Assets:
   Cash and Due from Banks           18,845                                       19,007
   Allowance for Loan
     Losses                          (5,526)                                      (4,875)
   Premises and Equipment            15,972                                       14,627
   Other Assets                      23,332                                       21,738
   Total Noninterest-Earning
                                  ---------                                    ---------
     Assets                          52,623                                       50,497
                                  ---------                                    ---------
Total Assets                      $ 951,597                                    $ 864,843
                                  =========                                    =========

LIABILITIES:

Interest-Bearing Deposits
   Checking                       $ 131,837        $     110           0.34%   $ 126,862      $     182         0.58%
   Money Markets                     65,412              101           0.62%      67,796            175         1.03%
   Tiered Money Markets             149,460              344           0.92%     118,886            385         1.30%
   Savings                          102,276              161           0.63%      95,548            230         0.96%
   Certificates of Deposit          223,170            1,174           2.10%     236,585          1,656         2.80%
     Total Interest-Bearing
                                  ---------        ------------------------    ---------      ----------------------
       Deposits                     672,155            1,890           1.12%     645,677          2,628         1.63%
   Borrowings                        36,495              269           2.94%       8,368             56         2.66%
   Total Interest-Bearing
                                  ---------        ------------------------    ---------      ----------------------
      Liabilities                   708,650            2,159           1.22%     654,045          2,684         1.64%
                                  ---------        ------------------------    ---------      ----------------------
Noninterest Bearing
     Liabilities
   Demand Deposits                  148,884                                      123,946
   Accrued Expenses and
     Other Liabilities                7,358                                        8,501
   Total Noninterest-Bearing
                                  ---------                                    ---------
     Liabilities                    156,242                                      132,447
Shareholders' Equity                 86,705                                       78,351
   Total Liabilities and
                                  ---------                                    ---------
     Shareholders' Equity         $ 951,597                                    $ 864,843
                                  =========                                    =========
   Net Interest Income                             $   8,560                                  $   8,052
                                                   =========                                  =========
     Net Interest Spread                                               3.55%                                    3.63%
                                                                       ====                                     ====
     Net Interest Margin (3)                                           3.81%                                    3.96%
                                                                       ====                                     ====

(1) Interest income is presented on a tax-equivalent basis using a 35 percent federal tax rate.
(2)  Loans are stated net of unearned income and include non-accrual loans.s
(3) Net interest income on a tax-equivalent basis as a percentage of total average interest-earning assets.